UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)     IDT Corporation’s (the “Company”) Annual Meeting of Stockholders was held on December 16, 2013 (the “Meeting”).  Stockholders voted on the matters set forth below.

(b)     (1) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the election of each of the Board of Directors nominees named in the Proxy Statement of the Company.

The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions
Michael Chenkin	6,210,073	34,579	32,907
Eric F. Cosentino	6,209,263	35,481	32,816
Howard S. Jonas	5,680,803	564,088	32,669
Bill Pereira	6,163,865	82,111	31,583
Judah Schorr	6,210,400	34,316	32,843

There were 350,763 broker non-votes for this item.

         (2) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with an amendment to the Company’s 2005 Stock Option and Incentive Plan to decrease the Non-Employee Director Annual Grant to 4,000 shares of restricted Class B common stock for Board and Committee service.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions
6,178,371	65,690	33,498

There were 350,763 broker non-votes for this item.

          (3) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2014.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions
6,588,675	1,370	38,278

There were no broker non-votes for this item.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Howard S. Jonas
Name:	Howard S. Jonas
Title:	Chairman of the Board and Chief Executive Officer

Dated: December 18, 2013

3